                                                                     EXHIBIT  21

                             VARIAN ASSOCIATES, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                                   FISCAL 1997


                                                ORGANIZED UNDER    PERCENTAGE OF VOTING
                                                   LAWS OF           SECURITIES OWNED
                                                ---------------    --------------------
VARIAN ASSOCIATES, INC. (REGISTRANT):
     Varian Sample Preparation Products, Inc.     California                100%
     Varian Associates Limited                    California                100%
     Varian Inter-American Corp.                  California                100%
     Varian Investment Corporation                California                100%
     Varian Realty Inc.                           California                100%
     Varian Asia, Ltd.                            Delaware                  100%
     Varian China, Ltd.                           Delaware                  100%
     Varian Biosynergy, Inc.                      Delaware                  100%
     Varian Technologies, Inc.                    Delaware                  100%
     Varian Japan Holdings, Ltd.                  Delaware                  100%
     Varian Pacific, Inc.                         Delaware                  100%
     Varian Instruments of Puerto Rico, Inc.      Delaware                  100%
     Varian Ltd.                                  Delaware                  100%
     Varian Argentina, Ltd.                       Delaware                  100%
     Varian India Pvt., Ltd.                      Delaware                  100%
     Mansfield Insurance Company                  Vermont                   100%
     Varian Australia Pty., Ltd.                  Australia                 100%
     Varian Holdings (Australia) Pty. Limited     Australia                 100%
     Varian Gesellschaft m.b.H                    Austria                   100%
     Varian Belgium, N.V.                         Belgium                   100%
     Varian Industria E Comercia Limitada         Brazil                    100%
     Intralab Instrumentacao Analytica Ltda.      Brazil                    100%
     Varian Canada, Inc.                          Canada                    100%
     Varian AS                                    Denmark                   100%
     Varian - TEM Limited                         England                   100%
     Varian S.A.                                  France                    100%
     Varian Medical France S.A.S                  France                    100%
     Varian -  Dosetek OY                         Finland                   100%
     Varian GmbH                                  Germany                   100%
     Varian S.p.A.                                Italy                     100%
     Varian Japan K.K.                            Japan                     100%
     Varian Technologies Korea, Ltd.              Korea                     100%
     Varian, S.A.                                 Mexico                    100%
     Varian AB                                    Sweden                    100%
     Varian International AG                      Switzerland               100%
     Varian Nederland B.V.                        The Netherlands           100%
     Varian FSC B.V.                              The Netherlands           100%
     Varian Technologies, C.A.                    Venezuela                 100%
     Varian Iberica, S.L.                         Spain                     70%
     Varian Korea, Ltd.                           Korea                     61%
     Nippon Oncology Systems, Ltd.                Japan                     49%

All of the above subsidiaries are included in the Company's consolidated financial statements. The names of certain consolidated subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not consitute a significant subsidiary.